EXHIBIT 32.1

SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, James L. Wainscott, President and Chief Executive Officer of AK Steel Holding Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge this Quarterly Report of the Company:

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and,

(2)	the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 31, 2006	/s/ JAMES L. WAINSCOTT
James L. Wainscott
Chairman of the Board,
President and Chief Executive Officer